Exhibit A
                          NATIONAL FUEL RESOURCES, INC.
                                INCOME STATEMENT


                             Three                     Twelve
                          Months Ended              Months Ended
                         March 31, 2000            March 31, 2000
                         --------------            --------------

                             Actual                    Actual
                         --------------            --------------


Operating Revenues        $ 53,733,047             $ 125,721,187
                         --------------            --------------

Operating Expenses:

Purchased Gas               49,226,868               114,298,305
Purchased Electric             424,611                 1,663,308
Operation                    1,498,055                 5,242,955
Depreciation, Depletion
   & Amortization               46,754                   194,526
Franchise & Other Taxes        230,915                   461,803
                         --------------            --------------
                            51,427,203               121,860,897
                         --------------            --------------

Operating Income             2,305,844                 3,860,290
                         --------------            --------------

Interest Income                 71,063                   350,003
Interest Expense                81,322                   150,509
                         --------------            --------------

Net Income Before Taxes      2,295,585                 4,059,784
                         --------------            --------------

Income Taxes:

Federal                        827,096                 1,569,941
State                           43,374                    69,839
Deferred                       (40,223)                 (198,782)
                         --------------            --------------
                               830,247                 1,440,998
                         --------------            --------------

Net Income                $  1,465,338             $   2,618,786
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